UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

CARRIER ALLIANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30754	11-3343019
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1501 Broadway, 27th Floor
New York, New York 10036
 (Address of principal executive offices)

(646) 307-6911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On April 27, 2012, Tilden Associates, Inc., a Delaware corporation (the “Company”), filed a Certificate of  Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to: (i) change the name of the Company from Tilden Associates, Inc. to Carrier Alliance Holdings, Inc.; (ii) increase the Company’s authorized capital stock from thirty million (30,000,000) shares to two hundred million (200,000,000) shares of capital stock; (iii) authorize the creation of fifty million (50,000,000) shares of blank check preferred stock; and (iv) effectuate a 1 for 10 (1:10) reverse stock split of the Company’s issued and outstanding shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Tilden Associates, Inc. dated April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ALLIANCE HOLDINGS, INC.

Date: May 3, 2012	By:	/s/ Christopher Panzeca
Name: Christopher Panzeca
Title: Chief Executive Officer